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                                                              EXHIBIT 99.B22A(1)

                                   SSgA FUNDS

                               AMENDMENT NO. 22 TO

              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

           ESTABLISHMENT OF A CLASS OF SHARES OF AN EXISTING SUB-TRUST

                         REMOVAL OF EXISTING SUB-TRUSTS

THIS AMENDMENT NO. 22 to the First Amended and Restated Master Trust Agreement, dated October 13, 1993 (also referred to as the Agreement and Declaration of Trust), is made as of the 25th day of August, 2005:

WITNESSETH:

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated the following Classes and Sub-Trusts: (i) Institutional Class: SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA MSCI(R) EAFE(R) Index Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, and SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Special Equity Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund, SSgA Large Cap Value Fund, SSgA Large Cap Growth Opportunities Fund, SSgA Directional Core Equity Fund and SSgA Enhanced Small Cap Fund; (ii) Class R: SSgA Bond Market Fund Class R Shares, SSgA Aggressive Equity Fund Class R Shares, SSgA Core Opportunities Fund Class R Shares, SSgA Small Cap Fund Class R Shares, SSgA International Stock Selection Fund Class R Shares, SSgA Life Solutions Balanced Fund Class R Shares, SSgA Life Solutions Growth Fund Class R Shares, and SSgA Life Solutions Income and Growth Fund Class R Shares; and (iii) Class T: SSgA Prime Money Market Fund Class T Shares, SSgA US Treasury Money Market Fund Class T Shares; and

WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to establish and designate additional separate and distinct sub-trusts and to fix and determine certain relative rights and preferences as between the shares of the Sub-trusts, without shareholder approval;

WHEREAS, the Trustees hereby desire to establish and designate the Select Class as an additional Sub-Trust with the relative rights and preferences set forth in
Section 4.2 of he Agreement;

WHEREAS, the Trustees voted in favor of the liquidation and winding up of the affairs of the SSgA Special Equity Fund, and the SSgA MSCI EAFE Index Fund, including the filing of an amendment to the Agreement and Declaration of Trust to remove each of said Funds as Sub-Trusts of the Trust;

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WHEREAS, at a duly constituted meeting of the Trustees held on May 23, 2005, the following resolutions were adopted by the Trustees:

     RESOLVED, that the Plan of Liquidation and Termination for the SSgA MSCI EAFE Index Fund (the "MSCI EAFE Index Fund"), with such changes as the officers of the SSgA Funds (the "Trust"), on advice of counsel, determine to be necessary or appropriate, be, and hereby is, authorized and approved.

     RESOLVED, that the Plan of Liquidation and Termination for the SSgA Special Equity Fund (the "Special Equity Fund") (the "Special Equity Liquidation Plan"), with such changes as the officers of the Trust on advice of counsel, determine to be necessary or appropriate, be, and hereby is, authorized and approved.

     RESOLVED, that the proper officers of the Trust be, and each of them hereby is, authorized on behalf of the Trust to declare and pay such dividends and other distributions for the MSCI EAFE Index and Special Equity Funds (collectively, the "Sub-Trusts")as necessary or appropriate in anticipation of or in connection with each Sub-Trust's liquidation to ensure qualification as a registered investment company within the meaning of Subchapter M of the Internal Revenue Code and avoid the application of any excise tax.

     RESOLVED, that the liquidation of each Sub-Trust, as set forth in each respective Liquidation Plan, be, and it hereby is, directed to take place on August 1, 2005, or at such time and on such date as deemed appropriate by the officers of the Trust, in consultation with outside counsel and counsel to the Independent Trustees and subject to notification of such alternate date to any remaining shareholders by written notice, telephone or facsimile.

     RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized and directed to prepare and file an amendment to the Trust's First Amended and Restated Master Trust Agreement dated October 13, 1993, as amended with the Secretaries of State of Washington and Massachusetts and the Boston City Clerk to give effect to the foregoing resolutions.

     RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized on behalf of the Trust to execute such instruments or documents and take such other action, including providing notice of termination with respect to the Sub-Trusts' service provider arrangements, as they may deem necessary or desirable to effect the goals and purposes of each respective Liquidation Plan.

WHEREAS, at a duly constituted meeting of the Trustees held on July 11, 2005, the following resolutions were adopted by the Trustees:

     RESOLVED, that the Investment Company's officers be, and they hereby are, authorized and directed to prepare and file an amendment to add the Select Class to the First Amended and Restated Master Trust Agreement ("Trust Agreement") with the Secretaries of State of the Commonwealth of Massachusetts and State of Washington and the Boston City Clerk.

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     RESOLVED, that the Investment Company's officers be, and they hereby are, authorized, empowered and directed to execute and file such reports or other documents as are required to perfect the creation of the Select Class.

NOW, THEREFORE,

     The first paragraph of Section 4.2 of the Agreement and Declaration of Trust is hereby amended to read in pertinent part as follows:

         "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following Classes and Sub-Trusts: (i) Institutional Class: SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, and SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund, SSgA Large Cap Value Fund, SSgA Large Cap Growth Opportunities Fund, SSgA Directional Core Equity Fund and SSgA Enhanced Small Cap Fund; (ii) Class R: SSgA Bond Market Fund Class R Shares, SSgA Aggressive Equity Fund Class R Shares, SSgA Core Opportunities Fund Class R Shares, SSgA Small Cap Fund Class R Shares, SSgA International Stock Selection Fund Class R Shares, SSgA Life Solutions Balanced Fund Class R Shares, SSgA Life Solutions Growth Fund Class R Shares, and SSgA Life Solutions Income and Growth Fund Class R Shares; (iii) Class T: SSgA Prime Money Market Fund Class T Shares, SSgA US Treasury Money Market Fund Class T Shares; and Select Class: SSgA Emerging Markets Fund Select Class Shares. The Shares of each Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the day and year first above written.

                                          SSgA FUNDS


                                          --------------------------------------
                                          Lynn L. Anderson
                                          Chairman of the Board and President